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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in the registration statement of Cambrex Corporation on this Form S-3 of our report dated January 19, 1995, on our audits of the consolidated financial statements of Cambrex Corporation as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994. We also consent to the reference to our firm under the caption "Experts."

                                          /s/  COOPERS & LYBRAND L.L.P.

                                          Coopers & Lybrand L.L.P.

Parsippany, New Jersey
May 11, 1995